Exhibit 10.1

LOAN AGREEMENT

THIS AGREEMENT made the 23rd day of May 2023.

BETWEEN:

Rafael Angel Ulloa Bonilla, of 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria.

OF THE FIRST PART

AND:

Naploy Corp., a company incorporated pursuant to the laws of Wyoming with an address at 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria.

OF THE SECOND PART

WHEREAS:

I.	Naploy Corp. requires funding in connection with its business operations;
II.	Rafael Angel Ulloa Bonilla has agreed to loan up to US$100,000 (the “Loan”) to Naploy Corp., on certain terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH the parties hereto agree as follows:

I.	Rafael Angel Ulloa Bonilla hereby agrees to loan up to US$100,000 (the “Loan”) to Naploy Corp. concurrent with the execution of this Agreement;
II.	Loan funds advanced shall be non-interest bearing, secured and payable upon demand.
III.	Any additional funds that Rafael Angel Ulloa Bonilla loans to Naploy Corp. subsequent to this Agreement shall be subject to the same terms as this Agreement, unless otherwise agreed in writing.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

NAPLOY CORP.

PER:

/s/ Rafael Angel Ulloa Bonilla	/s/ Frederick Sidney Reinhard Arnold
Rafael Angel Ulloa Bonilla	Authorized Signatory